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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm as experts under the caption "Independent Auditors" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of $125,000,000 of its Subordinated Term Notes and Subordinated Daily Notes and to the incorporation by reference therein of our report dated February 11, 1999, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries incorporated in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

                                                 Ernst & Young LLP


Pittsburgh, Pennsylvania
March 15, 1999